UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 13, 2006 (the “Effective Time”), NTOP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary (“Merger Sub”) of IDT Corporation, a Delaware corporation (the “Registrant”), merged with and into Net2Phone, Inc., a Delaware corporation (“Net2Phone” and, such merger, the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased, and Net2Phone remained as the surviving corporation (“Surviving Corporation”). In the Merger, Merger Sub acquired all of the outstanding shares (the “Shares”) of the common stock, par value $0.01 per share (the “Net2Phone Common Stock”), and the Class A common stock, par value $0.01 per share, of Net2Phone (other than Shares already beneficially owned by IDT), and all such Shares were immediately cancelled. As of the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub has been cancelled and converted into, and has become, one fully paid and nonassessable share of common stock, par value $0.01 per share (“Surviving Corporation Common Stock”), of Surviving Corporation. As a result of the Merger, IDT now beneficially owns all of the issued and outstanding shares of Surviving Corporation Common Stock.

At the Effective Time, the certificate of incorporation and bylaws of Merger Sub became the certificate of incorporation and bylaws, respectively, of Surviving Corporation. Also at the Effective Time, Net2Phone’s transfer agent closed the books of Net2Phone and, effective as of the close of market trading hours on March 13, 2006, the shares of Net2Phone Common Stock were de-listed from trading on the Nasdaq Stock Market. In addition, on March 13, 2006, Net2Phone filed a Form 15 with the Securities and Exchange Commission terminating the registration of the Net2Phone Common Stock and suspending Net2Phone’s duty to file reports under the Securities Exchange Act of 1934, as amended.

A copy of the press release issued by the Registrant on March 13, 2006 announcing the Merger is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

Exhibit 99.1	Press Release issued by the Registrant, dated March 13, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ JAMES A. COURTER
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: March 13, 2006

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Registrant, dated March 13, 2006.